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                                                                   EXHIBIT 10(A)
                                                                   -------------


                                EQUIPMENT LEASE
                                ---------------

This lease is made as of July 25, 1997, between EWE TRUST NUMBER 1, a Florida trust, whose principal place of business is at 300 Greco Avenue, Coral Gables, Florida 33146, hereinafter called the "Lessor," and CROWN LABORATORIES, INC., a Delaware corporation, whose principal place of business is at 6780 Caballo Street, Las Vegas, Nevada 89119, hereinafter called "Lessee."

Lessee does hereby lease from the Lessor the equipment described in Exhibit A attached hereto, together with all attachments, replacements, parts, additions, repairs and accessories incorporated in or now or hereafter affixed to said equipment (the "Equipment" or "equipment"), subject to the terms, provisions, conditions and agreement of this Lease as hereinafter set forth.

Lessee has selected the Equipment and Lessor HAS NOT AND DOES NOT HEREIN MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR QUALITY OF THE LEASED EQUIPMENT AND LESSEE IS LEASING THE EQUIPMENT IN ITS "AS-IS, WHERE-IS" CONDITION.

                               EQUIPMENT LEASED

                    TERMS AND CONDITIONS OF EQUIPMENT LEASE

     1. Delivery, Location & Inspection. The Lessee acknowledges and agrees that
        -------------------------------
it has been delivered and accepted the Equipment at its principal place of business, 6780 Caballo Street, Las Vegas, Nevada 89119. The Equipment shall not be removed from 6780 Caballo Street, Las Vegas, Nevada 89119 without Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessor shall have the right to inspect the Equipment upon 48 hours prior written notice at any reasonable time once every year during the term of this Lease. All reasonable maintenance recommendations made by Lessor shall be commenced by Lessee within ten (10) days of receipt by Lessee of a written request from Lessor with respect thereto, and pursued diligently thereafter.

     2. Term; Commencement Date; Rent. (a) The term of this Lease ("TERM") shall
        -----------------------------
be sixty (60) months, beginning upon the Lessee's acknowledgment of receipt of the Equipment (the "COMMENCEMENT DATE"), unless earlier terminated in accordance with the terms hereof. Lessee will pay to Lessor as rent ("RENT") for the Equipment, the following monthly amounts and at the following times: (a) commencing on the Commencement Date and continuing on each of the succeeding twenty-three (23) monthly anniversaries thereof, through the twenty-fourth
(24th) month of the Term, an amount equal to the Variable Monthly Rent (as defined below) for such month; (b) commencing on the twenty fourth (24th) anniversary of the Commencement Date and continuing on each of the succeeding thirty-five (35) monthly anniversaries of the Commencement Date, through the sixtieth (60th) month of the Term, an amount equal to the sum of (i) the Fixed Monthly Rent (as defined below), and (ii) the Variable Monthly Rent for such
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month; and (c) on the last day of the Term, an amount equal to the then outstanding Financed Amount (as defined below). For purposes of this paragraph 1: (A) the "FINANCED AMOUNT" shall mean, as of any date of determination, $918,000, minus (i) all payments of Fixed Monthly Rent, and (ii) all prepayments of Rent (other than payments of Variable Monthly Rent) made prior to such date of determination pursuant to Section 2(d), in each case paid on or prior to such date of determination; (B) "FIXED MONTHLY RENT" shall mean, $15,300; (C) "PRIME RATE" shall mean, as of any date of determination, the per annum rate of interest published in the Wall Street Journal on such date as the Prime Rate of interest charged by U.S. banks; and (D) "VARIABLE MONTHLY RENT" shall mean, as of any date of determination, the product of (i) the Financed Amount determined as of such date, and (ii) one-twelfth of the Prime Rate determined as of such date.

     (b) In addition to the Rent specified above, Lessee shall be responsible for all tangible personal property taxes associated with the Equipment and all sales tax, if any, on such Lease payments.

     (c) This Lease shall automatically terminate and be of no further force and effect (i) at Lessee's sole option, upon the prepayment in full of all Rent due and payable hereunder pursuant to Section 2(d), or (ii) upon the exercise by Lessor of the options with respect to Lessee's common stock issued to Lessor pursuant to the Stock Option Agreement dated as of the date hereof (the "Stock Option Agreement") between Lessee and Lessor, and the payment in full by Lessee of all Rent and other amounts due and payable hereunder on or prior to the date of such exercise. This Lease shall be subject to termination at Lessee's sole option, upon a default by Lessor under the Stock Option Agreement.

     (d) In addition to the Rent due and payable hereunder on any monthly payment date, Lessee may prepay, in whole or in part, Rent (other than payments of Variable Monthly Rent) not yet due and payable. Any such prepayment amount will be applied on the date of such prepayment to reduce the Financed Amount for purposes of calculating Rent due on the next succeeding monthly payment date and thereafter.

     (e) Rent hereunder shall be terminated and no longer be due and payable (i) as of the date of any early termination of this Lease pursuant to Section 2(c) or Section 11, or (ii) as of the date of purchase of the Equipment by Lessee pursuant to the purchase option set forth in Section 23.

     3. Late Fees. Lessee acknowledges that subsequent to a five (5) day grace
        ---------
period, Lessee will be subject to a monthly late payment fee equal to 1.5% of the amount of any past due payment; that if no payment is received within thirty
(30) days after the date for which payment is due, the entire remaining Financed Amount will be due and payable immediately, and that if such entire remaining Financed Amount is not paid, Lessor shall have the immediate right to enter Lessee's premises and reclaim any and all equipment subject to this Lease.

     3. Place of Payment. All Lease payments shall be made by a check drawn on a
        ----------------
commercial bank organized under the laws of the United States of America or any state thereof, at the office of Lessor, or at such other place as Lessor may in writing designate. Any required

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notice shall be given by certified or registered mail, return receipt requested, to each party at the address of its principle place of business.

     4. Lessor's Property, Recording. (a) The Equipment is, and shall at all
        ----------------------------
times remain, the property of Lessor; and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease. The Equipment is and shall at all times be and remain personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to real property or any improvements thereon. Lessee will not change, mark, deface or remove any insignia, identification number, numbering or lettering which is on the Equipment at the time of delivery thereof or which is thereafter placed thereon identifying the Equipment. If Lessor supplies Lessee with labels or tags stating that the Equipment is owned by Lessor, Lessee shall affix such labels to and keep them in a prominent place on the Equipment.

        (b) Lessee shall at its expense protect and defend Lessor's title, at all times keeping the Equipment free from any security interests and/or other encumbrances whatsoever, other than those caused by and relating solely to acts or omissions of Lessor, including, but not limited to liens, attachments, levies and executions, and shall give Lessor immediate written notice thereof and shall indemnify and hold harmless Lessor from any loss caused thereby.

     5. Maintenance. (a) Lessee shall maintain the Equipment in good operating
        -----------
condition, repair and appearance, and protect same from deterioration; shall only use the Equipment in the regular course of its business, within its normal capacity, without abuse, and in a manner contemplated by the manufacturer thereof; shall cause the Equipment to be operated only by competent, properly trained operators; shall pay all expenses of operation of the Equipment and maintenance thereon; and shall not make modifications, alterations or additions to the Equipment, other than normal operating accessories or controls, without the consent of Lessor, which consent shall not be unreasonably withheld.

        (b) Furthermore, Lessee agrees to comply with all laws and regulations regarding the use and maintenance of the Equipment and to pay directly to the appropriate government or governmental agency all licenses, fees, assessments and sales, use, property, excise and other taxes hereinafter imposed by any government or governmental agency upon the Equipment or with respect to the use of the Equipment.

     6. Assignment. Without Lessor's prior written consent, which consent shall
        ----------
be in the sole discretion of Lessor, Lessee shall not (a) assign, transfer, pledge, hypothecate or otherwise dispose of this Lease, the Equipment, or any interest therein, or (b) sublet or lend the Equipment or any part of it or permit it to be used by anyone other than Lessee or Lessee's employees. Lessor may not assign this Lease or grant a security interest in this Lease and/or the Equipment, in whole or in part.

     7. Risk of Loss. Lessee hereby assumes the entire risk of loss to the
        ------------
Equipment from any kind and every cause whatsoever. In the event of a loss, Lessee shall, at its own expense and option, either (a) repair the Equipment, returning it to the condition it was in immediately prior to such loss; (b) replace same with like Equipment acceptable to Lessor and in

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good condition and equivalent value, which replacement shall become property of
Lessor, or (c) pay to Lessor the then outstanding Financed Amount. In case Lessor shall fail to exercise and fulfill its obligations under one of the foregoing options, Lessor may repair same at Lessee's expense, and any sums expended by Lessor in connection therewith shall be charged as additional rent, payable forthwith.

     8. Equipment Leased "As Is." It is agreed that Lessor shall not be
        -----------------------
responsible as to the condition of the Equipment and the Lessee agrees to look only to the manufacturer and/or actual supplier for any possible defects, be they latent or patent, and will further only look to the aforementioned manufacturer and/or supplier, and not to the Lessor, for any other claims. It is specifically acknowledged and agreed that: (i) Lessee is leasing the Equipment in its "AS IS, WHERE IS" condition, and (ii) the "As-Is" nature of this Lease is a material inducement for Lessor to enter into this Lease.

     9. Rental Net to Lessor. Except as otherwise expressly provided herein,
        --------------------
Lessee intends the rental payments in this lease to be absolutely net to Lessor, and Lessee shall comply with all laws, and shall pay all taxes, licenses and registration fees and similar charges imposed on the ownership, possession or use of the Equipment during the term of this Lease and shall fully maintain and repair the Equipment at own expenses. Lessee shall pay Lessor all costs and expenses, including reasonable attorney's fees, before and in connection with litigation and appellate or bankruptcy proceedings, storage, caretaking, and repossession expenses in connection with the enforcement of Lessor's rights under this Lease. In case any charges, costs, taxes or expenses required to be paid by Lessee under this Lease shall remain unpaid, Lessor shall have the right to pay same and charge such payments to Lessee as additional rent, to be paid forthwith by Lessee.

     10. Indemnity. (a) Lessee shall defend, indemnify and hold harmless Lessor,
         ---------
its agents, officers, servants and employees from and against any and all liabilities, losses, damages, injuries, claims, demands, fines, penalties, costs and expenses of every kind and nature, whether or not covered by insurance, including, but not limited to, reasonable legal fees and disbursements, before and during trial and all appellate proceedings, arising out of or in any way connected with the ownership, selection, possession, leasing, renting, operation, control, use, maintenance, delivery and/or return of the Equipment.

     (b) Lessee agrees to pay and indemnify and hold Lessor harmless from and against any sale, use, VAT, stamp, gross receipts, business, property, ad valorem, import, export or other taxes, tolls, levies, imposts, duties, charges or withholdings from or of any nature (together with any penalties, fines or interests thereon) imposed against Lessor or Lessee on any Equipment upon or with respect to the ownership of any Equipment or the delivery, leasing, possession, exchange, use, operation, transportation, or return of any Equipment hereunder or upon the rentals, receipts, earnings or payments arising therefrom or under or with respect to this agreement.

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     (c) Lessee and Lessor agree for income tax purposes that this Lease is intended to be a true lease. In order to allow Lessor to properly file its income tax return(s), Lessee shall provide to Lessor from time to time information as Lessor may reasonably request.

     11. Insurance. (a) Lessee shall keep the Equipment fully insured against
         ---------
all risks of loss or damage from every cause and of every character whatsoever for the full replacement value thereof, and shall carry public liability insurance, both personal injury and property damage, covering the Equipment and the operation thereof. All said insurance shall be in forms and amounts and written by insurance companies satisfactory to Lessor. Lessee, at its own expense, shall pay the premiums thereof and deliver to Lessor the polices of insurance. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that Lessor shall be an additional named insured and it will give Lessor 30 days prior written notice of the effective date of any alteration or cancellation of such policy.

     (b) The proceeds of such insurance payable as a result of loss or of damage to the Equipment shall be applied at the option of Lessee, (a) toward the replacement, restoration or repair of equipment which may be lost, stolen, destroyed or damaged, or (b) toward payment of the obligations of Lessee hereunder. No loss, theft, damage or destruction of the Equipment shall relieve Lessee of the obligation to pay Rent. In case of the failure of Lessee to procure or maintain such insurance or to comply with any other provision of this Lease, Lessor shall have the right, but shall not be obligated, to effect such insurance or compliance on behalf of and at the expense of Lessee. In that event, all moneys spent by and expenses of Lessor in effecting such insurance or compliance shall be deemed to be additional rent, and shall be paid by Lessee to Lessor forthwith. If Lessee determines that the Equipment is lost, stolen, destroyed or damaged beyond repair, Lessee may, in lieu of the foregoing, pay in cash all Rent and other amounts then owed by Lessee to Lessor under this Lease, upon which payment this Lease shall be terminated and Lessee shall have no further rights or obligations hereunder.

     12. Events of Default. If (a) Lessee shall default in the payment of any
         -----------------
Rent or in making any other payment hereunder when due and such default shall continue for a period of five (5) days after such payment is due, or (b) Lessee shall breach any warranty hereunder, or (c) Lessee shall default in the performance of any other covenant herein and such default shall continue for a period of thirty (30) days after Lessee receives notice from Lessor of such default, or (d) Lessee becomes insolvent or makes an assignment for the benefit of creditors, or (e) Lessee applies for or consents to the appointment of a receiver, trustee, conservator or liquidator of Lessee or of all or a substantial part of the assets of Lessee, or if such receiver, trustee, conservator or liquidator is appointed without the application or consent of Lessee, or (f) a petition is filed by or against Lessee under any bankruptcy law providing for the relief of creditors and such petition, if involuntary, is not dismissed within sixty (60) days, or (g) if Lessee shall permit any lien or encumbrance, other than a lien or encumbrance of Lessor, to remain on the Equipment for a period of sixty (60) days, or (h) if Lessee attempts to remove (unless Lessor has consented to such removal in writing), sell, transfer, sublet or part with possession of the Equipment, or any of it, or (i) if Lessee permits the equipment to be improperly operated and/or maintained or used, then, to the extent permitted by applicable law, Lessor shall have the right to exercise any one or more of the remedies as provided in Paragraph 13 below, or
(j) default by Lessee under the Stock Option Agreement.

     13. Lessor's Remedies. (a) Lessor may declare the then outstanding Financed
         -----------------
Amount to be immediately due and payable, and (i) retain all prior payments of Rent and the Equipment, or (ii) retain all prior payments of Rent and sell the Equipment at public or private sale with notice to Lessee, with or without having the Equipment at the sale, and the proceeds of such sale less expenses of retaking, storage, repairing and reasonable attorney's fees shall be applied to the then Financed Amount, Lessee remaining liable for the balance of the then outstanding Financed Amount. Lessee shall be liable for any and all expenses Lessor may incur in connection with the enforcement of any of its remedies herein, including, but not limited to, collection costs, court costs, and reasonable attorney's fees and costs before, during, during and after trial and at all appellate or bankruptcy proceedings.

     (b) All remedies of Lessor hereunder are cumulative and may to the extent permitted by law be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an exclusive election of such remedy only or to preclude the exercise of any other remedy. No failure on the part of Lessor to exercise, and no delay in exercising any right or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise by Lessor of any right or remedy hereunder preclude any other or further exercise of any right or remedy under this Lease or as permitted by applicable law.

     14. Return of Equipment. Unless the Equipment is purchased pursuant to the
         -------------------
option set forth in Section 23 hereof, upon the termination or expiration of the term hereof, or otherwise when required by the terms of this Lease, Lessee shall, at its expense, deliver to Lessor the Equipment at an address specified by Lessor, and in the same condition, repair and working order as received, less normal depreciation and wear.

     15. Failure to Enforce Rights Not Waiver. The omission by Lessor at any
         ------------------------------------
time to enforce any default or right reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Lessee at any time designated, shall not be a waiver of any such default or right to which Lessor is entitled, nor shall it in any way affect the right of Lessor to enforce such provisions thereafter. Lessor may exercise all remedies simultaneously, pursuant to the terms hereof, and any such action shall not operate to release Lessee until the full amount of the rentals due and to become due and all other sums to be paid hereunder have been paid in cash.

     16. Notices. Any written notices or demand under this Agreement may be
         -------
given by one party hereto to the other by hand delivery or registered or certified mail, return receipt requested, mailing it to the party at its address as set forth above, or at such address as the party may provide in writing from time to time. Notice or demand so mailed shall be effective when deposited in the United States mail, duly addressed and with postage prepaid.

     17. Obligations, Absolute; Not set-off. (a) Lessee agrees that its
         ----------------------------------
obligations under this Lease are absolute, and shall continue in full force and effect regardless of any disability of Lessee to use the Equipment because of war, act of God, governmental regulations, strike, civil

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commotion, riot, loss or damage, obsolescence, breach of contract or warranty, failure of or delay in delivery, misdelivery or any other cause, and, except as otherwise provided herein, that its obligations shall not abate due to any claim or set-off against Lessor. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

     (b) Any alleged defenses, counterclaims or set-offs, except as otherwise provided herein, may be addressed by Lessee by means of independent action, which action may be consolidated, however, with any pending action by Lessor, or any assignee of Lessor or assignee of Lessor's assignee against Lessee. Lessee acknowledges that the application, statements and financial reports submitted by it to Lessor are material inducements to the granting of this Lease, that all of such documents are true and correct in all material respects and any misrepresentations shall constitute a default hereunder. Lessee agrees to procure for Lessor such estoppel certificates, landlord's and mortgagee's waivers or similar documents as Lessor or its assignees may reasonably request. Lessee warrants that this Lease has been duly authorized and that no provision of this Lease is inconsistent with Lessee's charter, bylaws or any loan or credit agreement or other instrument or arrangement to which Lessee is a party or by which Lessee or its property may be bound or affected.

     18. Enforcement Costs. If any legal action or other proceeding is brought
         -----------------
for the enforcement of this Lease, or because of an alleged dispute, breach, or default in connection with any provision of this Lease, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs, and all expenses even if not taxable court costs (including without limitation, all such fees, costs, and expenses incident to arbitration, appellate, bankruptcy, and post-judgment proceedings), incurred in the action or proceeding or any appeal, in addition to any other relief to which the party or parties may be entitled. Attorneys' fees include legal assistant time, expert witness fees, investigative fees, administrative costs, and all other charges billed by the Attorney to the prevailing party.

     19. Financing Statements. Lessee authorizes Lessor to file a financing
         --------------------
statement covering this transaction in any and all jurisdictions which have adopted the Uniform Commercial Code and at Lessor's request, Lessee will join Lessor in executing financing statements pursuant to the Uniform Commercial Code. Lessee authorizes Lessor to file financing statements signed only by Lessor in all jurisdictions where permitted by law. Even though it is specifically understood and agreed that Lessor is the owner of the Equipment and no financing statement is required, Lessor may at its discretion file a financing statement for information purposes only.

     20. Time of Essence. Nothing to the contrary withstanding, it is
         ---------------
specifically agreed that time is of the essence concerning any of the covenants and obligations of Lessee and Lessor hereunder.

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

     21. Entire Agreement. This instrument constitutes the entire agreement
         ----------------
between Lessor and Lessee. No agent or employee of the Lessor is authorized to waive, alter or add any terms or conditions printed herein. Nothing herein contained may be altered or varied except in writing and made part hereof by an authorized officer of Lessor.

     22. Governing Law. This Lease shall be governed and interpreted in
         -------------
accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles. Each party hereto consents and submits to the exclusive jurisdiction of any court of the State of New York or of the United States of America within the Southern District in the State of New York for the adjudication of any action, suit, proceeding, claim or dispute arising out of or otherwise relating to this Lease.

     23. Purchase Option. Provided that Lessee is not in default under this
         ---------------
Lease under Sections 2(a), 2(b), 3, 9 and 10 hereunder, Lessor hereby grants Lessee the option to purchase all of the Equipment for cash upon the end of the 60th month of the Term, upon payment in full of all Rent and other amounts then due and payable hereunder, at a price equal to the then fair market value of the Equipment, as determined by an appraiser mutually acceptable to Lessor and Lessee, or, if Lessor and Lessee are unable to agree upon an appraisal, at a price equal to the average of the fair market values determined by an appraiser selected by Lessor and an appraiser selected by Lessee. Upon such purchase, this Lease will terminate and neither party will have any further obligation hereunder. Such Equipment shall become the property of Lessee and Lessor will transfer to Lessee, without recourse, representation or warranty (other than warranty of title), all of Lessor's rights, title and interest, if any, in and to the Equipment, free and clear of all liens and a encumbrances not expressly consented to in writing by Lessee.

     24. No Recourse. Notwithstanding anything to the contrary in this Lease,
         -----------
Lessor's maximum liability hereunder for the satisfaction of any remedy Lessee may have hereunder or in connection herewith against Lessor shall not exceed the then market value of the Equipment (excluding any liens or encumbrances with respect thereto). Such exculpation of liability shall be absolute without any exception whatsoever.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as indicated below.


LESSOR:                              LESSEE:

EWE TRUST NUMBER 1                   CROWN LABORATORIES, INC.




By: /s/ Edward W. Easton             By: /s/ Craig E. Nash
   ---------------------                ----------------------------------------
Name: Edward W. Easton               Name: Craig E. Nash
Title: Trustee                       Title: Chairman and Chief Executive Officer

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                                  EXHIBIT A

                         DESCRIPTION OF THE EQUIPMENT

        The Equipment which is the subject of this Agreement is a Hydromatic Continuous Sterilizer by Stork of the Netherlands. The Equipment includes:

                . The infeed and discharge cross conveyors;
                . Three (3) angled belt orienter conveyors;
                . All components originally supplied by Stork;
                . One (1) heat exchanger and cartridge filter assembly with face piping and valves;
                . one (1) remote buffer tank;
                . the face piping of the retort; and
                . The electrical control panel.